UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

Multimedia Games Holding Company, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1) Title of each class of securities to which transaction applies:

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Filed by Multimedia Games Holding Company, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Multimedia Games Holding Company, Inc.

Commission File No.: 000-28318

Important Information

The following includes a copy of a list of Frequently Asked Questions sent by Multimedia Games Holding Company, Inc. to its employees on September 8, 2014.

EMPLOYEE FAQS REGARDING THE MERGER OF MGAM AND GCA

Key themes — no product overlap, no customer impact, duplicative functions will be impacted

What happens now that we’ve announced the merger?

Answer: It is business as usual for Multimedia Games. We continue to focus on developing leading products and supporting our customers with the same level of commitment to excellence that they have come to expect from us and we are readying for the biggest G2E show in the Company’s history with more offerings, titles and excitement than ever before.

The announced transaction has been unanimously approved by the Boards of both companies and it is expected that later this year our shareholders will vote on the proposed transaction.  If approved, we expect that the transaction will close in the first quarter of calendar 2015.

Throughout this process management will keep you regularly updated on developments.  If you have any questions during this time, please forward your question to Julie Kirk.  No question will be considered off limits although you should expect that there will be times when answers to certain questions may not be readily available.

Why did we decide that now was the right time to merge with GCA?

Answer: As a publicly-traded company, the senior management team and Board of Directors has a fiduciary responsibility to review any and all opportunities to enhance value for our shareholders.  Similarly we are committed to enhancing opportunities for our employees and the value we bring to our customers.

With the recent changes and consolidation in our industry, we believe this proposed transaction represents not just tremendous value for our shareholders but also offers opportunities for our team members to further develop and grow.  Finally, with no product overlap, we believe this proposed transaction enhances our position to continue to be a leading developer of products that bring added value to our customers.

Will I become an employee of GCA?

Answer:  Once the transaction closes, we will become employees of GCA.

Will I be in the same or similar position after the transition?

Answer:  As there is little to no overlap in our product portfolios we do not anticipate the level of redundancies found in the other mergers in our industry.  As a result, we do not expect too many changes to the organization and to you as an individual.  However, we do expect to eliminate certain redundant positions in some functions.

Will I lose my job or get laid off?

Answer: As there is little to no overlap in our product portfolios we do not anticipate the level of redundancies found in the other mergers in our industry.  As a result, we do not expect too many changes to the organization and to you as an individual.  However, we do expect to eliminate certain redundant positions in some functions.

If I lose my job, will I get a severance?

Answer:  If your job is eliminated as a result of this transaction, you will be given a severance package.  These packages have not yet been quantified so we will not know what these look like until closer to the closing.

Will my benefits stay the same?

Answer:  Your benefits will remain the same until the transaction closes.  After the close of the transaction, the goal will be to put the combined company on the same benefits platform.

Will I have to relocate?

Answer:  We do not anticipate any employees needing to relocate.  However, this may change over time and would most likely only impact a handful of individuals.

Will I have to re-apply for my job after the merger?

Answer:  You will not have to re-apply for you job after the merger.  However, there will be organizational changes as we put both companies together that may impact the organization, your supervisor and your direct reports.

Will I lose credit for my years of service at MGAM?

Answer:  You will not lose credit for your years of service at MGAM.  However, as we integrate the companies and the employee base, we will be harmonizing the benefits across both companies.  We do not know what the combined benefit package will look like and we do not know how years of service is integrated into the benefits packages.

Additional Information

This communication is being made in respect of the proposed transaction involving Global Cash Access Holdings, Inc. (“GCA”) and Multimedia Games Holding Company, Inc. (“Multimedia Games”). The intention is that Multimedia Games will file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the proposed transaction with GCA. Multimedia Games also intends to file with the SEC other documents regarding the proposed transaction. The definitive proxy statement will be sent or given to the shareholders of Multimedia Games and will contain important information about the proposed transaction and related matters. MULTIMEDIA GAMES’ SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Multimedia Games with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders of Multimedia Games will be able to obtain free copies of the proxy statement from Multimedia Games by contacting Investor Relations by mail at Attn: Investor Relations, Multimedia Games, 206 Wild Basin Road, Building B, Fourth Floor, Austin, TX 78746.

Participants in the Solicitation

GCA and Multimedia Games and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about GCA’s directors and executive officers is included in GCA’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 11, 2014 and the proxy statement for GCA’s 2014 annual meeting of stockholders, filed with the SEC on April 8, 2014. Information about Multimedia Games’ directors and executive officers is included in Multimedia Games’ Annual Report on Form 10-K for the fiscal year ended September 30, 2013 filed with the SEC on November 14, 2013 and in the proxy statement for Multimedia Games’ 2014 annual meeting of shareholders, filed with the SEC on January 10, 2014. Additional information regarding these persons and their interests in the merger will be included in the proxy statement relating to the proposed merger when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Throughout this document pertaining to the merger transaction between GCA and Multimedia Games, we make forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Although we believe the expectations reflected in any forward-looking statements are reasonable, they involve known and unknown risks and uncertainties, are not guarantees of future performance, and actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements and any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, GCA or Multimedia Games or their respective businesses or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the merger are not satisfied (including a failure of the shareholders of Multimedia Games to approve, on a timely basis or otherwise, the merger and the risk that regulatory approvals required for the merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the merger; (3) uncertainties as to the timing of the consummation of the merger and the ability of each of GCA and Multimedia Games to consummate the merger; (4) risks that the proposed transaction disrupts the current plans and operations of GCA and/or Multimedia Games; (5) the ability of GCA and Multimedia Games to retain and hire key personnel; (6) competitive responses to the proposed merger; (7) unexpected costs, charges or expenses resulting from the merger; (8) the failure by GCA to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in GCA’s and Multimedia Games’ most recent Annual Reports on Form 10-K, and GCA’s and Multimedia Games’ more recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. GCA and Multimedia Games can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, neither GCA nor Multimedia Games undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. GCA and Multimedia Games do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this communication.